GENERAL SIGNAL CORPORATION





                    SENIOR DEBT SECURITIES



                           INDENTURE


                   Dated as of April 15, 1996



                    CHEMICAL BANK, Trustee

                             CROSS-REFERENCE TABLE

  TIA                                               Indenture
Section                                              Section

310(a)(1).......................................    7.07
   (a)(2).......................................    7.07; 7.09
   (a)(3).......................................    N.A.
   (a)(4).......................................    N.A.
   (a)(5).......................................    7.07
   (b)..........................................    7.07; 11.02
   (c)..........................................    N.A.
311(a)..........................................    N.A.
   (b)..........................................    N.A.
   (c)..........................................    N.A.
312(a)..........................................    2.06
   (b)..........................................    N.A.
   (c)..........................................    N.A.
313(a)..........................................    7.05
   (b)(1).......................................    N.A.
   (b)(2).......................................    7.05
   (c)..........................................    7.05; 11.02
   (d)..........................................    7.05
314(a)..........................................    4.03; 4.04;
                                                    11.02
   (b)..........................................    N.A.
   (c)(1).......................................    11.03
   (c)(2).......................................    11.03
   (c)(3).......................................    N.A.
   (d)..........................................    N.A.
   (e)..........................................    11.04
   (f)..........................................    N.A.
315(a)..........................................    7.01(3)
   (b)..........................................    7.04; 11.02
   (c)..........................................    N.A.
   (d)..........................................    7.01(5)
   (e)..........................................    N.A.
316(a)(last sentence)...........................    2.11
   (a)(1)(A)....................................    6.05
   (a)(1)(B)....................................    6.04
   (a)(2).......................................    N.A.
   (b)..........................................    6.04
   (c)..........................................    10.04
317(a)(1).......................................    6.07
   (a)(2).......................................    N.A.
   (b)..........................................    2.05
318(a)..........................................    11.01
   (b)..........................................    N.A.
   (c)..........................................    11.01

- ---------------------
N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                             TABLE OF CONTENTS


Article   Section     Heading                       Page

   1                   DEFINITIONS

          1.01     Definitions ................       1
          1.02     Other Definitions ..........       5
          1.03     Rules of Construction ......       6

   2                  THE SECURITIES

          2.01     Issuable in Series ............    6
          2.02     Execution and Authentication...    8
          2.03     Bond Agents ...................    9
          2.04     Bearer Securities .............    9
          2.05     Paying Agent to Hold Money in
                         Trust ...................   10
          2.06     Securityholder Lists ..........   11
          2.07     Transfer and Exchange .........   11
          2.08     Replacement Securities ........   12
          2.09     Outstanding Securities ........   12
          2.10     Discounted Securities .........   13
          2.11     Treasury Securities ...........   13
          2.12     Global Securities .............   13
          2.13     Temporary Securities ..........   14
          2.14     Cancellation ..................   14
          2.15     Defaulted Interest ............   14

   3                  REDEMPTION

          3.01     Notices to Trustee ............   15
          3.02     Selection of Securities to Be
                         Redeemed ................   15
          3.03     Notice of Redemption ..........   15
          3.04     Effect of Notice of
                         Redemption ..............   16
          3.05     Payment of Redemption Price ...   16
          3.06     Securities Redeemed in Part ...   17

Article   Section     Heading                       Page

   4                  COVENANTS

          4.01     Payment of Securities .........   17
          4.02     Overdue Interest ..............   17
          4.03     Compliance Certificate ........   18
          4.04     SEC Reports ...................   18
          4.05     Limitations on Liens ..........   18
          4.06     Limitation on Sales and
                         Leasebacks ..............   20

   5                  SUCCESSORS

          5.01     When Company May Merge, etc. ...  21

   6                  DEFAULTS AND REMEDIES

          6.01     Events of Default ..............   22
          6.02     Acceleration ...................   23
          6.03     Other Remedies .................   23
          6.04     Waiver of Past Defaults ........   24
          6.05     Control by Majority ............   24
          6.06     Limitation on Suits ............   24
          6.07     Collection Suit by Trustee .....   25
          6.08     Priorities .....................   25

   7                  TRUSTEE

          7.01     Rights of Trustee ..............   26
          7.02     Individual Rights of Trustee ...   27
          7.03     Trustee's Disclaimer ...........   27
          7.04     Notice of Defaults .............   27
          7.05     Reports by Trustee to Holders ..   27
          7.06     Compensation and Indemnity .....   28
          7.07     Replacement of Trustee .........   28
          7.08     Successor Trustee by Merger,
                         etc. .....................   29
          7.09     Trustee's Capital and Surplus ..   30

   8                  DISCHARGE OF INDENTURE

          8.01     Defeasance ......................  30
          8.02     Conditions to Defeasance ........  31
          8.03     Application of Trust Money ......  32
          8.04     Repayment to Company ............  32

Article   Section     Heading                       Page

   9                  CONVERSION

          9.01     Conversion Privilege ............  32
          9.02     Conversion Procedure ............  33
          9.03     Taxes on Conversion .............  34
          9.04     Company Determination Final .....  34
          9.05     Trustee's and Conversion
                         Agent's Disclaimer ........  34
          9.06     Company to Provide Conversion
                         Securities ................  35
          9.07     Cash Settlement Option ..........  35
          9.08     Adjustment in Conversion Rate
                         for Change in Capital
                         Stock .....................  36
          9.09     Adjustment in Conversion Rate
                          for Common Stock Issued
                        Below Market Price .........  37
          9.10     Adjustment for Other
                         Distributions .............  39
          9.11     Voluntary Adjustment ............  40
          9.12     When Adjustment May Be
                         Deferred ..................  40
          9.13     When No Adjustment Required .....  40
          9.14     Notice of Adjustment ............  41
          9.15     Notice of Certain
                         Transactions ..............  41
          9.16     Reorganization of the Company ...  42

   10                 AMENDMENTS

          10.01    Without Consent of Holders ......  42
          10.02    With Consent of Holders .........  43
          10.03    Compliance with Trust Inden-
                         ture Act ..................  43
          10.04    Effect of Consents ..............  44
          10.05    Notation on or Exchange of
                         Securities ................  44
          10.06    Trustee Protected ...............  44

   11                 MISCELLANEOUS

          11.01    Trust Indenture Act .............  44
          11.02    Notices .........................  45
          11.03    Certificate and Opinion as to
                         Conditions Precedent ......  46
          11.04    Statements Required in Cer-
                         tificate or Opinion .......  46
          11.05    Rules by Company and Agents .....  47
          11.06    Legal Holidays ..................  47

Article   Section     Heading                       Page

          11.07    No Recourse Against Others ......  47
          11.08    Duplicate Originals .............  47
          11.09    Governing Law ...................  47

          SIGNATURES ...............................  48

          Exhibit A:  A Form of Registered
                           Security ................ A-1
          Exhibit B:  A Form of Bearer Security
                          Notes to Exhibits A
                            and B .................. B-1
          Exhibit C:  A Form of Assignment ......... C-1

            INDENTURE dated as of April 15, 1996 between GENERAL
SIGNAL CORPORATION, a New York corporation ("Company"), and
CHEMICAL BANK, a New York corporation ("Trustee").

            Each party agrees as follows for the benefit of the Holders of the Company's debt securities issued under this
Indenture:


                          ARTICLE 1 -- DEFINITIONS


SECTION 1.01.  Definitions.

            "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

            "Agent" means any Registrar, Transfer Agent or Paying
Agent.

            "Attributable Debt" means, as to any particular lease under which any person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent (discounted at the rates implicit in the terms of such leases) required to be paid by such person under such lease during the remaining term thereof. The net amount of rent required to be paid under any such lease for any such period shall be the total amount of the rent payable by the lessee with respect to such period, but may exclude amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

            "Authorized Newspaper" means a newspaper that is:

            (1) printed in the English language or in an offi-cial language of the country of publication;

            (2) customarily published on each business day in the place of publication; and

            (3) of general circulation in the relevant place or in the financial community of such place.

Whenever successive publications in an Authorized Newspaper are required, they may be made on the same or different business days and in the same or different Authorized Newspapers.

            "Bearer Security" means a Security payable to bearer.

            "Board" or "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board.

            "Bond Resolution" means a resolution adopted by the Board or by an Officer or committee of Officers pursuant to Board delegation authorizing a series of Securities.

            "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of any person and all warrants or options to acquire such capital stock.

            "Common Stock" means the Common Stock, par value
$1.00 per share, of the Company or any security into which the Common Stock may be converted.

            "Company" means the party named as such above until a successor replaces it and thereafter means the successor.

            "Consolidated Capitalization" means the sum of Con-solidated Debt and Consolidated Net Worth.

            "Consolidated Debt" means the sum of all Debt of the Company and its Consolidated Subsidiaries, all indebtedness secured by assets of (and whether or not assumed by) the Com-pany or any Consolidated Subsidiary (which indebtedness shall be valued at the lesser of the outstanding principal amount thereof or the book value of such assets), all capitalized lease liabilities of the Company and Consolidated Subsidiaries and all outstanding obligations under guarantees and similar undertakings with respect to any such indebtedness or liabili-ties of Persons other than the Company and Consolidated Subsid-iaries which is required to be reflected on the Company's bal-ance sheet (excluding any note thereto) in accordance with GAAP.

            "Consolidated Net Worth" means the par value (or value stated on the books of the Company) of the capital stock of all classes of the Company and its Consolidated Subsidiaries issued and outstanding, plus (or minus in the case of a surplus deficit), the amount of the consolidated surplus, whether capi-tal or earned, of the Company and its Consolidated Subsidiaries.

            "Consolidated Subsidiary" means any Subsidiary the accounts of which are consolidated with those of the Company in accordance with GAAP.

            "Conversion Rate" means such number of shares or amount of securities or other property for which $1,000 aggre-gate principal amount of Securities of any series is convert-ible, initially as stated in the Bond Resolution authorizing the series and as adjusted pursuant to the terms of this Inden-ture and the Bond Resolution.

            "coupon" means an interest coupon for a Bearer
Security.

            "Debt" means all indebtedness for money borrowed, including notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

            "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

            "Discounted Security" means a Security where the amount of principal due upon acceleration is less than the stated principal amount.

            "GAAP" shall mean generally accepted accounting prin-ciples set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certi-fied Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a sig-nificant segment of the accounting profession, which are appli-cable to the circumstances as of the date of determination.

            "Holder" or "Securityholder" means the person in whose name a Registered Security is registered and the bearer of a Bearer Security or coupon.

            "Indenture" means this Indenture and any Bond Resolu-tion as amended from time to time.

            "NASDAQ" means the National Association of Securities
Dealers Automated Quotation System.

            "Officer" means the Chairman, any Vice-Chairman, the President, any Executive Vice President, any Senior
Vice-President, any Vice-President, the Treasurer, the Secre-tary, the Controller or any Assistant Treasurer of the Company.

            "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Secretary or Assistant Treasurer of the Company.

            "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

            "principal" of a debt security means the principal of the security plus the premium, if and when applicable, on the security.

            "Principal Property" means all real and tangible per-sonal property owned by the Company or a Restricted Subsidiary constituting a part of any manufacturing or processing plant or warehouse located within the United States, exclusive of any property which the Company shall have determined is not of material importance to the total business conducted by the Com-
pany and its Subsidiaries as an entirety.   Such determination
shall be evidenced by an Officers' Certificate delivered to the Trustee. In the absence of any such Officers' Certificate, the Trustee may be entitled to assume that any manufacturing or processing plant or warehouse within the United States of the Company or a Restricted Subsidiary is a Principal Property.

            "Registered Security" means a Security registered as to principal and interest by the Registrar.

            "Restricted Subsidiary" means (a) any Subsidiary of the Company other than (i) any Subsidiary substantially all the physical property of which is located, and substantially all the business of which is carried on, outside the United States of America, or (ii) any Subsidiary the primary business of which consists of owning real property leased to the Company or any of its Subsidiaries, or (iii) any Subsidiary primarily engaged in the business of a commercial finance company; and
(b) any Subsidiary referred to in (i), (ii), or (iii) above which the Company shall designate as a Restricted Subsidiary.

            "SEC" means the Securities and Exchange Commission.

            "Securities" means the debt securities issued under this Indenture.

            "series" means a series of Securities or the Securi-ties of the series.

            "Stock Trading Day" means each day on which the secu-rities exchange or quotation system which is used to determine the Market Price is open for trading or quotation.

            "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indi-rectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

            "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S. Code { 77aaa-77bbbb), and as in effect on the date shown above.

            "Trustee" means the party named as such above until a successor replaces it and thereafter means the successor.

            "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

            "United States" means the United States of America, its territories and possessions and other areas subject to its jurisdiction.

            "Yield to Maturity" means the yield to maturity on a Security at the time of its issuance or at the most recent determination of interest on the Security.


SECTION 1.02.  Other Definitions.

            Term                                         Defined in Section

      "Bankruptcy Law"                                       6.01
      "Conversion Agent"                                     2.03
      "Conversion Date"                                      9.02
      "Conversion Notice"                                    9.02
      "Conversion Right"                                     9.01
      "Custodian"                                            6.01
      "Event of Default"                                     6.01
      "Legal Holiday"                                       11.06
      "Market Price"                                         9.07
      "Mortgage"                                             4.05
      "Paying Agent"                                         2.03
      "Registrar"                                            2.03
      "Transfer Agent"                                       2.03
      "Treasury Regulations"                                 2.04
      "U.S. Government Obligations"                          8.02

SECTION 1.03.  Rules of Construction.

            Unless the context otherwise requires:

            (1)   a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP in the United States;

            (3) GAAP principles are those applicable from time to time;

            (4) all terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings assigned to them by such definitions;

            (5)   "or" is not exclusive; and

            (6) words in the singular include the plural, and in the plural include the singular.


                         ARTICLE 2 -- THE SECURITIES


SECTION 2.01.  Issuable in Series.

            The aggregate principal amount of Securities that may be issued under this Indenture is unlimited. The Securities may be issued from time to time in one or more series. Each series shall be created by a Bond Resolution or a supplemental indenture that establishes the terms of the series, which may include the following:

            (1)   the title of the series;

            (2)  the aggregate principal amount of the series;

            (3)  the interest rate, if any, or method of calcula-
                  ting the interest rate;

            (4)  the date from which interest will accrue;

            (5)  the record dates for interest payable on Regis-
                  tered Securities;

            (6)  the dates when principal and interest are
                  payable;

            (7)  the manner of paying principal and interest;

            (8)  the places where principal and interest are
                  payable;

            (9)  the Registrar, Transfer Agent and Paying Agent;

            (10) the terms of any mandatory or optional redemp-
                  tion by the Company;

            (11) the terms of any redemption at the option of
                  Holders;

            (12) the denominations in which Securities are
                  issuable;

            (13) whether Securities will be issuable as Regis-
                  tered Securities or Bearer Securities;

            (14) whether and upon what terms Registered Securi-
                  ties and Bearer Securities may be exchanged;

            (15) whether any Securities will be represented by a
                  Security in global form;

            (16) the terms of any global Security;

            (17) the terms of any tax indemnity;

            (18) the currencies (including any composite cur-
                  rency) in which principal or interest may be paid;

            (19) if payments of principal or interest may be made
                  in a currency other than that in which Securi-ties are denominated, the manner for determining such payments;

            (20) if amounts of principal or interest may be
                  determined by reference to an index, formula or other method, the manner for determining such amounts;

            (21) provisions for electronic issuance of Securities
                  or for Securities in uncertificated form;

            (22) the portion of principal payable upon accelera-
                  tion of a Discounted Security;

            (23) any Events of Default or covenants in addition
                  to or in lieu of those set forth in this Indenture;

            (24) whether and upon what terms Securities may be
                  defeased;

            (25) the forms of the Securities or any coupon, which
                  may be in the form of Exhibit A or B;

            (26) any terms that may be required by or advisable
                  under U.S. or other applicable laws;

            (27) whether and upon what terms the Securities will
                  be convertible into or exchangeable for other securities or property of the Company or another person;

            (28) whether and upon what terms Securities will be convertible into or exchangeable for other secu-rities or property of the Company or another person, which may include the terms provided in
                  Article 9; and

            (29) any other terms not inconsistent with this Indenture.

            All Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.

            The creation and issuance of a series and the authen-tication and delivery thereof are not subject to any conditions precedent.


SECTION 2.02.  Execution and Authentication.

            Two Officers shall sign the Securities by manual or facsimile signature. The Company's seal may reproduced on the Securities. An Officer shall sign any coupons by facsimile signature.

            If an Officer whose signature is on a Security or its coupons no longer holds that office at the time the Security is authenticated or delivered, the Security and coupons shall nevertheless be valid.

            A Security and its coupons shall not be valid until the Security is authenticated by the manual signature of the Registrar. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

            Each Registered Security shall be dated the date of its authentication. Each Bearer Security shall be dated the date of its original issuance or as provided in the Bond
Resolution.

            Securities may have notations, legends or endorse-ments required by law, stock exchange rule, agreement or usage.


SECTION 2.03.  Bond Agents.

            The Company shall maintain an office or agency where Securities may be authenticated ("Registrar"), where Securities may be presented for registration of transfer or for exchange ("Transfer Agent"), where Securities may be presented for pay-ment ("Paying Agent") and, if applicable to Securities of any series, where Securities may be presented for conversion ("Con-version Agent"). Whenever the Company must issue or deliver Securities pursuant to this Indenture, the Registrar shall authenticate the Securities at the Company's written order.
The Transfer Agent shall keep a register of the Securities and of their transfer and exchange.

            The Company may appoint more than one Registrar, Transfer Agent, Paying Agent or Conversion Agent for a series. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Transfer Agent, Paying Agent or Con-version Agent for a series, the Trustee shall act as such.


SECTION 2.04.  Bearer Securities.

            U.S. laws and Treasury Regulations restrict sales or exchanges of and payments on Bearer Securities. Therefore, except as provided below:

            (1) Bearer Securities will be offered, sold and delivered only outside the United States and will be delivered only upon presentation of a certificate in a form prescribed by the Company to comply with U.S. laws and regulations.

            (2) Bearer Securities will not be issued in exchange for Registered Securities.

            (3) All payments of principal and interest (includ-ing original issue discount) on Bearer Securi-ties will be made outside the United States by a Paying Agent located outside the United States unless the Company determines that:

                  (A) such payments may not be made by such Pay-ing Agent because the payments are illegal or prevented by exchange controls as described in Treasury Regulation
                        { 1.163-5(c)(2)(v); and

                  (B) making the payments in the United States would not have an adverse tax effect on the Company.

            If there is a change in the relevant provisions of U.S. laws or Treasury Regulations or the judicial or adminis-trative interpretation thereof, a restriction set forth in paragraph (1), (2) or (3) above will not apply to a series if the Company determines that the relevant provisions no longer apply to the series or that failure to comply with the relevant provisions would not have an adverse tax effect on the Company or on Securityholders or cause the series to be treated as "registration-required" obligations under U.S. law.

            The Company shall notify the Trustee of any determi-nations by the Company under this Section.

            "Treasury Regulations" means regulations of the U.S.
Treasury Department under the Internal Revenue Code of 1986, as amended.


SECTION 2.05.  Paying Agent to Hold Money in Trust.

            The Company shall require each Paying Agent for a series other than the Trustee to agree in writing that the Pay-ing Agent will hold in trust for the benefit of the persons entitled thereto all money held by the Paying Agent for the payment of principal of or interest on the series, and will notify the Trustee of any default by the Company in making any such payment.

            While any such default continues, the Trustee may require a Paying Agent to pay all money so held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money.

            If the Company or an Affiliate acts as Paying Agent for a series, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent for the series.


SECTION 2.06.  Securityholder Lists.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Transfer Agent, the Company shall furnish to the Trus-tee semiannually and at such other times as the Trustee may request a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Registered Securities and Holders of Bearer Securities whose names are on the list referred to below.

            The Transfer Agent shall keep a list of the names and addresses of Holders of Bearer Securities who file a request to be included on such list. A request will remain in effect for two years but successive requests may be made.

            Whenever the Company or the Trustee is required to mail a notice to all Holders of Registered Securities of a series, it also shall mail the notice to Holders of Bearer
Securities of the series whose names are on the list.

            Whenever the Company is required to publish a notice to all Holders of Bearer Securities of a series, it also shall mail the notice to such of them whose names are on the list.


SECTION 2.07.  Transfer and Exchange.

            Where Registered Securities of a series are presented to the Transfer Agent with a request to register a transfer or to exchange them for an equal principal amount of Registered Securities of other denominations of the series, the Transfer Agent shall register the transfer or make the exchange if its requirements for such transactions are met.

            The Transfer Agent may require a Holder to pay a sum sufficient to cover any taxes imposed on a transfer or exchange.

            If a series provides for Registered and Bearer Secu-rities and for their exchange, Bearer Securities may be exchanged for Registered Securities and Registered Securities may be exchanged for Bearer Securities as provided in the Secu-rities or the Bond Resolution if the requirements of the

Transfer Agent for such transactions are met and if Section
2.04 permits the exchange.


SECTION 2.08.  Replacement Securities.

            If the Holder of a Security or coupon claims that it has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company or the Trustee that the Secu-rity or coupon has been acquired by a bona fide purchaser, the Company shall issue a replacement Security or coupon if the Company and the Trustee receive:

            (1) evidence satisfactory to them of the loss, destruction or taking;

            (2)   an indemnity bond satisfactory to them; and

            (3) payment of a sum sufficient to cover their expenses and any taxes for replacing the Secu-rity or coupon.

A replacement Security shall have coupons attached correspond-ing to those, if any, on the replaced Security.

            Every replacement Security or coupon is an additional obligation of the Company.


SECTION 2.09.  Outstanding Securities.

            The Securities outstanding at any time are all the Securities authenticated by the Registrar except for those can-celled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

            If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

            If Securities are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.

            A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

SECTION 2.10.  Discounted Securities.

            In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, the principal amount of a Discounted Secu-rity shall be the amount of principal that would be due as of the date of such determination if payment of the Security were accelerated on that date.


SECTION 2.11.  Treasury Securities.

            In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affil-iate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.


SECTION 2.12.  Global Securities.

            If the Bond Resolution so provides, the Company may issue some or all of the Securities of a series in temporary or permanent global form. A global Security may be in registered form, in bearer form with or without coupons or in uncertificated form. A global Security shall represent that amount of Securities of a series as specified in the global Security or as endorsed thereon from time to time. At the Com-pany's request, the Registrar shall endorse a global Security to reflect the amount of any increase or decrease in the Secu-rities represented thereby.

            The Company may issue a global Security only to a depository designated by the Company. A depository may trans-fer a global Security only as a whole to its nominee or to a successor depository.

            The Bond Resolution may establish, among other things, the manner of paying principal and interest on a global Security and whether and upon what terms a beneficial owner of an interest in a global Security may exchange such interest for definitive Securities.

            The Company, an Affiliate, the Trustee and any Agent shall not be responsible for any acts or omissions of a deposi-tory, for any depository records of beneficial ownership inter-ests or for any transactions between the depository and benefi-cial owners.

SECTION 2.13.  Temporary Securities.

            Until definitive Securities of a series are ready for delivery, the Company may use temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Temporary Securities may be in global form. Temporary Bearer Securities may have one or more coupons or no coupons. Without unreasonable delay, the Company shall deliver definitive Securities in exchange for temporary Securities.


SECTION 2.14.  Cancellation.

            The Company at any time may deliver Securities to the Registrar for cancellation. The Transfer Agent and the Paying Agent shall forward to the Registrar any Securities and coupons surrendered to them for payment, exchange or registration of transfer. The Registrar shall cancel all Securities or coupons surrendered for payment, registration of transfer, exchange or cancellation as follows: the Registrar will cancel all Regis-tered Securities and matured coupons. The Registrar also will cancel all Bearer Securities and unmatured coupons unless the Company requests the Registrar to hold the same for redelivery. Any Bearer Securities so held shall be considered delivered for cancellation under Section 2.09. The Registrar shall destroy cancelled Securities and coupons unless the Company otherwise directs.

            Unless the Bond Resolution otherwise provides, the Company may not issue new Securities to replace Securities that the Company has paid or that the Company has delivered to the Registrar for cancellation.


SECTION 2.15.  Defaulted Interest

            If the Company defaults in a payment of interest on Registered Securities, it need not pay the defaulted interest to Holders on the regular record date. The Company may fix a special record date for determining Holders entitled to receive defaulted interest or the Company may pay defaulted interest in any other lawful manner.

                          ARTICLE 3 -- REDEMPTION


SECTION 3.01.  Notices to Trustee.

            Securities of a series that are redeemable before maturity shall be redeemable in accordance with their terms and, unless the Bond Resolution otherwise provides, in accor-dance with this Article.

            In the case of a redemption by the Company, the Com-pany shall notify the Trustee of the redemption date and the principal amount of Securities to be redeemed. The Company shall notify the Trustee at least 50 days before the redemption date unless a shorter notice is satisfactory to the Trustee.

            If the Company is required to redeem Securities, it may reduce the principal amount of Securities required to be redeemed to the extent it is permitted a credit by the terms of the Securities and it notifies the Trustee of the amount of the credit and the basis for it. If the reduction is based on a credit for acquired or redeemed Securities that the Company has not previously delivered to the Registrar for cancellation, the Company shall deliver the Securities at the same time as the notice.


SECTION 3.02.  Selection of Securities to Be Redeemed.

            If less than all the Securities of a series are to be redeemed, the Trustee shall select the Securities to be redeemed by a method the Trustee considers fair and appropri-ate. The Trustee shall make the selection from Securities of the series outstanding and not previously called for redemp-tion. The Trustee may select for redemption portions of the principal of Securities having denominations larger than the minimum denomination for the series. Securities and portions thereof selected for redemption shall be in amounts equal to the minimum denomination for the series or an integral multiple thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.


SECTION 3.03.  Notice of Redemption.

            At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder of Registered Securities whose Securities are to be redeemed.

            If Bearer Securities are to be redeemed, the Company shall publish a notice of redemption in an Authorized Newspaper as provided in the Securities.

            A notice shall identify the Securities of the series to be redeemed and shall state:

            (1)   the redemption date;

            (2)   the redemption price;

            (3)   the name and address of the Paying Agent;

            (4) that Securities called for redemption, together with all coupons, if any, maturing after the redemption date, must be surrendered to the Pay-ing Agent to collect the redemption price;

            (5) that interest on Securities called for redemp-tion ceases to accrue on and after the redemp-tion date; and

            (6) whether the redemption by the Company is manda-tory or optional.

            A redemption notice given by publication need not identify Registered Securities to be redeemed.

            At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.


SECTION 3.04.  Effect of Notice of Redemption.

            Once notice of redemption is given, Securities called for redemption become due and payable on the redemption date at the redemption price stated in the notice.


SECTION 3.05.  Payment of Redemption Price.

            On or before the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date.

            When the Holder of a Security surrenders it for redemption in accordance with the redemption notice, the Com-pany shall pay to the Holder on the redemption date the redemp-tion price and accrued interest to such date, except that:

            (1) the Company will pay any such interest (except defaulted interest) to Holders on the record date of Registered Securities if the redemption date occurs on an interest payment date; and

            (2) the Company will pay any such interest to Hold-ers of coupons that mature on or before the redemption date upon surrender of such coupons to the Paying Agent.

            Coupons maturing after the redemption date on a called Security are void absent a payment default on that date. Nevertheless, if a Holder surrenders for redemption a Bearer Security missing any such coupons, the Company may deduct the face amount of such coupons from the redemption price. If thereafter the Holder surrenders to the Paying Agent the miss-ing coupons, the Company will return the amount so deducted. The Company also may waive surrender of the missing coupons if it receives an indemnity bond satisfactory to the Company.


SECTION 3.06.  Securities Redeemed in Part.

            Upon surrender of a Security that is redeemed in part, the Company shall deliver to the Holder a new Security of the same series equal in principal amount to the unredeemed portion of the Security surrendered.


                           ARTICLE 4 -- COVENANTS


SECTION 4.01.  Payment of Securities.

            The Company shall pay the principal of and interest on a series in accordance with the terms of the Securities for the series, any related coupons, and this Indenture. Principal and interest on a series shall be considered paid on the date due if the Paying Agent for the series holds on that date money sufficient to pay all principal and interest then due on the series.


SECTION 4.02.  Overdue Interest.

            Unless the Bond Resolution otherwise provides, the Company shall pay interest on overdue principal of a Security of a series at the rate (or Yield to Maturity in the case of a Discounted Security) borne by the series; it shall pay interest on overdue installments of interest at the same rate or Yield to Maturity to the extent lawful.


SECTION 4.03.  Compliance Certificate.

            The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, a brief certificate signed by the principal executive officer, princi-pal financial officer or principal accounting officer of the Company, as to the signer's knowledge of the Company's compli-ance with all conditions and covenants under this Indenture (determined without regard to any period of grace or require-ment of notice provided herein) and if there has been a default in the fulfillment of any such obligation specifying each such default known to him and the nature and status thereof.

            Any other obligor on the Securities also shall deliver to the Trustee such a certificate similarly signed as to its compliance with this Indenture within 120 days after the end of each of its fiscal years.

            The certificates need not comply with Section 11.04.


SECTION 4.04.  SEC Reports.

            The Company shall file with the Trustee, within 15 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, docu-ments, and other reports (or such portions of the foregoing as the SEC may prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

            Any other obligor on the Securities shall do likewise as to the above items which it is required to file with the SEC pursuant to those Sections.


SECTION 4.05.  Limitations on Liens.

            (1) Except as provided in paragraphs (2) and (3) of this Section 4.05, the Company will not itself, and will not permit any Restricted Subsidiary to, incur, issue, assume, guarantee or suffer to exist any notes, bonds, debentures or other similar evidences of Debt secured by pledge of, or mort-gage or lien on any Principal Property, shares of stock or Debt of a Restricted Subsidiary (such mortgages, pledges and liens being hereinafter in this Article Four called "Mortgage" or

"Mortgages"), without effectively providing that the Securities (together with, if the Company shall so determine, any other Debt of the Company or such Restricted Subsidiary then existing or thereafter created ranking equally with the Securities) shall be secured equally and ratably with (or prior to) such secured Debts, so long as such secured Debt shall be so secured.

            (2) Notwithstanding the provisions of paragraph (1), this Section 4.05 shall not apply to Debt secured by:

            (A) Mortgages on property of, or on any shares of stock of or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary or any Mortgages existing at the date of this Indenture;

            (B) Mortgages in favor of the Company or any Restricted Subsidiary;

            (C) Mortgages in favor of any governmental body to secure (i) progress, advance or other payments pursuant to any contract or provision of any statute and (ii) Debt incurred to finance the construction or improvement of the property subject to the lien;

            (D) Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) and purchase money and construction mortgages which are entered into within 365 days of such purchase or construction;

            (E) Mortgages in favor of any customer to secure advance payments for goods produced or services rendered to such customer in the ordinary course of business;

            (F) any extension, renewal or replacement (or suc-cessive extensions, renewals or replacements), as a whole or in part, of any Mortgage referred to in the foregoing clauses (A) to (E), inclusive; provided, that such exten-sion, renewal or replacement Mortgage shall be limited to all or a part of the same property, shares of stock or Debt that secured the Mortgage extended, renewed or replaced (plus improvements on such property) and that the amount of Debt secured thereby shall not exceed the amount of Debt so secured at the time of such extension, renewal or replacement.

            (3) Notwithstanding the provisions of paragraph (1) of this Section 4.05, the Company may incur Debt secured by a Mortgage which would otherwise be prohibited by this Section
4.05 in an amount which if, after giving effect thereto, the aggregate amount of all such Debt so secured, plus the Attrib-utable Debt in respect of any sale and leaseback transaction otherwise prohibited by the provisions of Section 4.06 would not exceed 20% of the Company's Consolidated Capitalization.

            (4) The Company will deliver to the Trustee written notice within 30 days of the occurrence of a violation of this
Section 4.05.


SECTION 4.06.  Limitation on Sales and Leasebacks.

            The Company will not itself, and will not permit any Restricted Subsidiary to, enter into any arrangement with any person (not including the Company or any Restricted Subsidiary) or to which any such person is a party, providing for the leas-ing by the Company or a Restricted Subsidiary for a period, including renewals, in excess of three years of any Principal Property the acquisition of which, or completion of construction and commencement of full operation of which, has occurred more than 365 days prior to such sale and lease-back transaction, unless:

            (1) the Company or such Restricted Subsidiary could pursuant to paragraph (2) or (3) of Section 4.05 create Debt secured by a Mortgage on the Principal Property to be leased; provided, the Securities would be secured on an equal and ratable basis, or

            (2) the net proceeds of such sale are at least equal to the fair value (which shall be determined and evidenced by an Officers' Certificate) of such Principal Property and the Company or such Restricted Subsidiary, within 365 days after transfer of title to such Principal Property
      (A) purchases and surrenders to the Trustee for retirement and cancellation a principal amount of Securities equal to the net proceeds derived from such sale, (B) repays other Debt of the Company ranking on a parity with the Securi-ties or Debt of a Restricted Subsidiary in an amount equal to such net proceeds, (C) expends an amount equal to such net proceeds for the construction or acquisition of a Principal Property or (D) effects a combination of such purchases, repayments and expenditures in an amount equal to such net proceeds; provided, however, that the Company, at its option, shall be entitled to a credit, in respect of its obligation to purchase and retire Securities under this Section 4.06, for the principal amount of any Securi-ties deposited with the Trustee for the purpose, at any time after the date hereof and prior to such 365th day, and also for the principal amount of (a) any Securities theretofore redeemed at the option of the Company and (b) any Securities previously purchased by the Company and cancelled by the Trustee, in each case, at any time after the date hereof and prior to such 365th day and in each case not theretofore applied as a credit under this
      Section 4.06.


                          ARTICLE 5 -- SUCCESSORS


SECTION 5.01.  When Company May Merge, etc.

            The Company shall not consolidate with or merge into, or transfer all or substantially all of its assets to, any per-son unless:

            (1) the person is organized and validly existing under the laws of the United States or a State thereof;

            (2) the person assumes by supplemental indenture all the obligations of the Company under this Inden-ture, the Securities and any coupons;

            (3) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Default, and no event which, after notice or lapse of time or both would become an Event of Default, shall have happened and be continuing; and

            (4) if, as a result of the transaction, a Principal Property would become subject to a Lien not per-mitted by Section 4.05, the Company or such per-son secures the Securities equally and ratably with or prior to all obligations secured by the Lien.

            The successor shall be substituted for the Company, and thereafter all obligations of the Company under this Inden-ture, the Securities and any coupons shall terminate.

                     ARTICLE 6 -- DEFAULTS AND REMEDIES


SECTION 6.01.  Events of Default.

            An "Event of Default" on a series occurs if:

            (1) the Company defaults in any payment of interest on any Securities of the series when the same becomes due and payable and the Default contin-ues for a period of 30 days;

            (2) the Company defaults in the payment of the prin-cipal of any Securities of the series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise and the default continues for a period of five days;

            (3) the Company defaults in the performance of any of its other agreements applicable to the series and the Default continues for 90 days after the notice specified below;

            (4) the Company pursuant to or within the meaning of any Bankruptcy Law:

                  (A)   commences a voluntary case,

                  (B)   consents to the entry of an order for
                        relief against it in an involuntary case,

                  (C) consents to the appointment of a Custodian for it or for all or substantially all of its property, or

                  (D) makes a general assignment for the benefit of its creditors;

            (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A)   is for relief against the Company in an
                        involuntary case,

                  (B) appoints a Custodian for the Company or for all or substantially all of its property, or

                  (C)   orders the liquidation of the Company;

                  and the order or decree remains unstayed and in effect for 60 days; or

            (6) any other Event of Default provided for in the series.

            The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law.

            A Default under clause (3) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the series notify the Company of the Default and the Company does not cure the Default within the time specified after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." If Holders notify the Company of a Default, they shall notify the Trustee at the same time.


SECTION 6.02.  Acceleration.

            If an Event of Default occurs and is continuing on a series, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the series by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities of the series to be due and payable immediately. Discounted Securities may provide that the amount of principal due upon acceleration is less than the stated principal amount.

            The Holders of a majority in principal amount of the series by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default on the series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.


SECTION 6.03.  Other Remedies.

            If an Event of Default occurs and is continuing on a series, the Trustee may pursue any available remedy to collect principal or interest then due on the series, to enforce the performance of any provision applicable to the series, or otherwise to protect the rights of the Trustee and Holders of the series.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or coupons or does not pro-duce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permit-ted by law.


SECTION 6.04.  Waiver of Past Defaults.

            Unless the Bond Resolution otherwise provides, the Holders of a majority in principal amount of a series by notice to the Trustee may waive an existing Default on the series and its consequences except:

            (1) a Default in the payment of the principal of or interest on the series, or

            (2)   a Default in respect of a provision that under
                  Section 10.02 cannot be amended without the con-sent of each Securityholder affected.


SECTION 6.05.  Control by Majority.

            The Holders of a majority in principal amount of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exer-cising any trust or power conferred on the Trustee, with respect to the series. However, the Trustee may refuse to fol-low any direction that conflicts with law or this Indenture.


SECTION 6.06.  Limitation on Suits.

            A Securityholder of a series may pursue a remedy with respect to the series only if:

            (1) the Holder gives to the Trustee notice of a con-tinuing Event of Default on the series;

            (2) the Holders of at least 25% in principal amount of the series make a request to the Trustee to pursue remedies in respect of such Event of Default;

            (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

            (5) during such 60-day period the Holders of a majority in principal amount of the series do not give the Trustee a direction inconsistent with such request.

            A Securityholder may not use this Indenture to preju-dice the rights of another Securityholder or to obtain a pref-erence or priority over another Securityholder.


SECTION 6.07.  Collection Suit by Trustee.

            If an Event of Default in payment of interest or principal specified in Section 6.01(1) or (2) occurs and is continuing on a series, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the series.


SECTION 6.08.  Priorities.

            If the Trustee collects any money for a series pursu-ant to this Article, it shall pay out the money in the follow-ing order:

                  First:  to the Trustee for amounts due under
            Section 7.06;

                  Second:  to Securityholders of the series for
            amounts due and unpaid for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable for princi-pal and interest, respectively; and

                  Third:  to the Company.

            The Trustee may fix a payment date for any payment to Securityholders.

                            ARTICLE 7 -- TRUSTEE


SECTION 7.01.  Rights of Trustee.

            (1) Except during the continuance of an Event of Default, the Trustee undertakes to perform only such duties as are specifically set forth in this Indenture.

            (2) The Trustee may rely on and shall be protected in acting or refraining from acting in reliance on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (3) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Certificate or Opinion of Counsel.

            (4) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (5) The Trustee shall not be liable for any action it takes or omits to take in good faith in accordance with a direction received by it pur-suant to Section 6.05.

            (6) The Trustee may refuse to perform any duty or exercise any right or power which it reasonably believes may expose it to any loss, liability or expense unless it receives indemnity satisfac-tory to it against such loss, liability or expense.

            (7) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (8) The Trustee shall have no duty with respect to a Default unless a Trust Officer has actual knowl-edge of the Default.

            (9) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized and within its powers.

            (10) Any Agent shall have the same rights and be pro-tected to the same extent as if it were Trustee.


SECTION 7.02.  Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Securities or coupons and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.


SECTION 7.03.  Trustee's Disclaimer.

            The Trustee makes no representation as to the valid-ity or adequacy of this Indenture or the Securities or any cou-pons; it shall not be accountable for the Company's use of the proceeds from the Securities; it shall not be responsible for any statement in the Securities or any coupons; it shall not be responsible for any overissue; it shall not be responsible for determining whether the form and terms of any Securities or coupons were established in conformity with this Indenture; and it shall not be responsible for determining whether any Securi-ties were issued in accordance with this Indenture.


SECTION 7.04.  Notice of Defaults.

            If a Default occurs and is continuing on a series and if it is known to the Trustee, the Trustee shall mail a notice of the Default within 90 days after it occurs to Holders of Registered Securities of the series. Except in the case of a Default in payment on a series, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Holders of the series. The Trustee shall withhold notice of a Default described in Section 6.01(3) until at least 90 days after it occurs.


SECTION 7.05.  Reports by Trustee to Holders.

            Any report required by TIA { 313(a) to be mailed to Securityholders shall be mailed by the Trustee on or before July 15 of each year.

            A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which any Securities are listed. The Company shall notify the Trustee when any Securities are listed on a stock exchange.


SECTION 7.06.  Compensation and Indemnity.

            The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

            The Company shall indemnify the Trustee against any loss or liability incurred by it. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall coop-erate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. No settlement on behalf of the Company may be made by the Trustee without the Company's prior consent. In the event the Trustee shall enter into a settlement on the Com-pany's behalf without its prior consent the Company need not pay for such settlement.

            The Company need not reimburse any expense or indem-nify against any loss or liability incurred by the Trustee through negligence or bad faith.

            To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities and any coupons on all money or property held or collected by the Trustee, except that held in trust to pay principal or interest on particular securities.


SECTION 7.07.  Replacement of Trustee.

            A resignation or removal of the Trustee and appoint-ment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

            The Trustee may resign by so notifying the Company.

            The Company may remove the Trustee if:

            (1) the Trustee fails to comply with TIA { 310(a) or { 310(b) or with Section 7.09;

            (2) the Trustee is adjudged a bankrupt or an insolvent;

            (3) a Custodian or other public officer takes charge of the Trustee or its property;

            (4)   the Trustee becomes incapable of acting; or

            (5)   an event of the kind described in Section
                  6.01(4) or (5) occurs with respect to the Trustee.

            The Company also may remove the Trustee with or with-out cause if the Company so notifies the Trustee six months in advance and if no Default occurs during the six-month period.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

            If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor
Trustee.

            If the Trustee fails to comply with TIA { 310(a) or { 310(b) or with Section 7.09, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            A successor Trustee shall deliver a written accep-tance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of Registered Securities. The retir-ing Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.

SECTION 7.08.  Successor Trustee by Merger, etc.

            If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.


SECTION 7.09.  Trustee's Capital and Surplus.

            The Trustee at all times shall have a combined capi-tal and surplus of at least $50,000,000 as set forth in its most recent published report of condition.


                    ARTICLE 8 -- DISCHARGE OF INDENTURE


SECTION 8.01.  Defeasance.

            Securities of a series may be defeased in accordance with their terms and, unless the Bond Resolution otherwise pro-vides, in accordance with this Article.

            The Company at any time may terminate as to a series all of its obligations under this Indenture, the Securities of the series and any related coupons ("legal defeasance option"). The Company at any time may terminate as to a series its obli-gations under Sections 4.05 and 4.06 provided that none of its obligations in the Sections set forth in the immediately suc-ceeding sentence may be terminated ("covenant defeasance option"). However, in the case of the legal defeasance option, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.06, 7.07 and 8.04 shall survive until the Securi-ties of the series are no longer outstanding; thereafter the Company's obligations in Section 7.06 shall survive.

            The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, a series may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, a series may not be accelerated by reference to Section 4.05 or
Section 4.06.

            The Trustee upon request shall acknowledge in writing the discharge of those obligations that the Company terminates.

SECTION 8.02.  Conditions to Defeasance.

            The Company may exercise as to a series its legal defeasance option or its covenant defeasance option if:

            (1) the Company irrevocably deposits in trust with the Trustee or another trustee money or U.S.
                  Government Obligations;

            (2) the Company delivers to the Trustee a certifi-cate from a nationally recognized firm of inde-pendent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations without reinvestment plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities of the series to maturity or redemption, as the case may be;

            (3)   immediately after the deposit no Default exists;

            (4) the deposit does not constitute a default under any other agreement binding on the Company;

            (5) the deposit does not cause the Trustee to have a conflicting interest under TIA { 310(a) or { 310(b) as to another series;

            (6) the Company delivers to the Trustee an Opinion of Counsel to the effect that Holders of the series will not recognize income, gain or loss for Federal income tax purposes as a result of the defeasance;

            (7) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust result-ing from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940; and

            (8) 91 days pass after the deposit is made and dur-ing the 91-day period no Default specified in
                  Section 6.01(4) or (5) occurs that is continuing at the end of the period.

            Before or after a deposit the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

            "U.S. Government Obligations" means direct obliga-tions of the United States which have the full faith and credit of the United States pledged for payment and which are not callable at the issuer's option, or certificates representing an ownership interest in such obligations.


SECTION 8.03.  Application of Trust Money.

            The Trustee shall hold in trust money or U.S. Govern-ment Obligations deposited with it pursuant to Section 8.02.
It shall apply the deposited money and the money from U.S.
Government Obligations through the Paying Agent and in accor-dance with this Indenture to the payment of principal and interest on Securities of the defeased series.


SECTION 8.04.  Repayment to Company.

            The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

            The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as unsecured general creditors unless an abandoned property law designates another person.


                        ARTICLE 9 -- CONVERSION


SECTION 9.01.  Conversion Privilege.

            If the Bond Resolution establishing the terms of a series of securities so provides Securities of any series may be convertible into Common Stock or other securities (a "Con-version Right"). The Bond Resolution may establish, among other things, the terms of securities of the Company into which Securities of any series are convertible, the Conversion Rate, provisions for adjustments to the Conversion Rate and limita-tions upon exercise of the Conversion Right. Unless the Bond Resolution otherwise provides: (i) the provisions of Sections 9.02 through 9.08 shall apply to any Securities having a Conversion Right and (ii) the provision of Sections 9.09 through 9.16 shall apply to any Securities having a Conversion Right for Common Stock.

            A Holder may convert a portion of a Security if the portion is $1,000 or integral multiples thereof. Provisions of this Indenture that apply to the conversion of the aggregate principal amount of a Security also apply to conversion of a portion of it.


SECTION 9.02.  Conversion Procedure.

            To convert a Security a Holder must satisfy all requirements in the Securities or the Bond Resolution and
(i) complete and manually sign the conversion notice (the "Con-version Notice") provided for in the Bond Resolution or the Security (or complete and manually sign a facsimile thereof) and deliver such notice to the Conversion Agent or any other office or agency maintained for such purpose, (ii) surrender the Security to the Conversion Agent or at such other office or agency by physical delivery, (iii) if required, furnish appro-priate endorsements and transfer documents, and (iv) if
required, pay all transfer or similar taxes.   The date on
which such notice shall have been received by and the Security shall have been so surrendered to the Conversion Agent is the "Conversion Date." Such conversion notice shall be irrevocable and may not be withdrawn by a Holder for any reason.

            The Company will complete settlement of any conver-sion of Securities not later than the fifth business day fol-lowing the Conversion Date in respect of the cash portion elected to be delivered in lieu of shares and not later than the seventh business day following the Conversion Date in respect of the portion to be settled in Common Stock or other securities.

            If a Registered Security is converted between the record date for the payment of interest and the next succeeding interest payment date, such Security must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so converted (unless such Security shall have been called for redemption during such period, in which case no such payment shall be required). A Registered Security converted on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the Security being converted will be paid on such interest payment date to the Holder of such Security on the immediately preceding record date. A Bearer Security pre-sented for conversion must be accompanied by all unmatured cou-pons. Subject to the aforesaid right of the Holder to receive interest, no payment or adjustment will be made on conversion for interest accrued on the converted Security or for interest, dividends or other distributions payable on any security issued on conversion.

            If a Holder converts more than one Security at the same time, the number of full shares or other securities issu-able or cash payable upon the conversion shall be based on the total principal amount of the Securities converted.

            Upon surrender of a Security that is converted in part the Registrar shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered; except that if a Global Security is so surrendered the Registrar shall authenticate and deliver to the Depositary a new Global Security in a denomination equal to and in exchange for the unconverted portion of the principal of the Global Security so surrendered.

            If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion
Agent on the next succeeding day that is not a Legal Holiday.


SECTION 9.03.  Taxes on Conversion.

            If a Holder of a Security exercises a Conversion Right, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because securities or other property are issued in a name other than the Holder's name. Nothing herein shall preclude any income tax or other withholding required by law or regulations.


SECTION 9.04.  Company Determination Final.

            Any determination that the Board of Directors makes pursuant to this Article 9 is conclusive, absent manifest error.


SECTION 9.05.  Trustee's and Conversion Agent's Disclaimer.

            The Trustee (and each Conversion Agent other than the Company) has no duty to determine when or if an adjustment under this Article 9 or any Bond Resolution should be made, how it should be made or calculated or what it should be. The Trustee (and each Conversion Agent other than the Company) makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee (and each Conversion Agent other than the Company) shall not be responsible for the Company's failure to comply with this Article 9 or any provision of a Bond Resolution relating to a Conversion Right.


SECTION 9.06.  Company to Provide Conversion Securities.

            The Company shall reserve out of its authorized but unissued capital stock or its capital stock held in treasury sufficient shares to permit the conversion of all of the Secu-rities convertible into any capital stock of the Company.

            All shares of capital stock of any person which may be issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable. All debt securities or other instruments of any person which may be issued upon con-version of securities shall be duly authorized and legal, valid and binding obligations of such person.

            The Company will comply with all securities laws reg-ulating the offer and delivery of securities upon conversion of Securities.


SECTION 9.07.  Cash Settlement Option.

            If the Bond Resolution so provides, the Company may elect to satisfy, in whole or in part, a Conversion Right of Securities convertible into Capital Stock of any person by the delivery of cash. The amount of cash to be delivered shall be equal to the Market Price (as defined below) on the last Stock Trading Day preceding the applicable Conversion Date of a share of such Capital Stock multiplied by the number of shares of such Capital Stock in respect of which the Company elects to deliver cash. If the Company elects to satisfy, in whole or in part, a Conversion Right by the delivery of shares of such Cap-ital Stock, no fractional shares will be delivered. Instead, the Company will pay cash based on the Market Price for such fractional share of such Capital Stock.

            The "Market Price" of the Common Stock or any other Capital Stock into which Securities may be converted pursuant to a Bond Resolution or this Article 9 on any Stock Trading Day means the weighted average per share sale price for all sales of the Common Stock or such other Capital Stock on such Stock Trading Day (or, if the information necessary to calculate such weighted average per share sale price is not reported, the average of the high and low sale prices, or if no sales are reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices), as reported in the composite transactions for the New York Stock Exchange, or if the Common Stock or such other Capital Stock is not listed or admitted to trading on such exchange, as reported in the composite transactions for the principal national or regional United States securities exchange on which the Common Stock or such other Capital Stock is listed or admitted to trading or, if the Common Stock or such other Capital Stock is not listed or admitted to trading on a United States national or regional securities exchange, as reported by NASDAQ or by the National Quotation Bureau Incorpo-rated. In the absence of such quotations, the Company shall be entitled to determine the Market Price on the basis of such quotations as it considers appropriate.


SECTION 9.08.  Adjustment in Conversion Rate
                  for Change in Capital Stock.

            If the Company:

            (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

            (2)   subdivides its outstanding shares of Common
      Stock into a greater number of shares;

            (3) combines its outstanding shares of Common Stock into a smaller number of shares;

            (4) pays a dividend or makes a distribution on its Common Stock in shares of its Capital Stock other than Common Stock; or

            (5) issues by reclassification of its Common Stock any shares of its capital stock,

then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the num-ber of shares of Capital Stock of the Company (or, at the Com-pany's option, an equivalent amount in cash) which he would have owned immediately following such action if he had con-verted the Security immediately prior to such action.

            The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a sub-division, combination or reclassification.

            If after an adjustment a Holder of a Security may, upon conversion, receive shares of two or more classes of Capi-tal Stock of the Company, the Board of Directors of the Company shall determine the allocation of the adjusted Conversion Rate between or among the classes of Capital Stock. After such allocation, the conversion privilege and the Conversion Rate of each class of Capital Stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Article.


SECTION 9.09.  Adjustment in Conversion Rate for
                  Common Stock Issued Below Market Price.

            If the Company issues to all holders of Common Stock rights, options or warrants to subscribe for or purchase shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock, or rights, options or warrants to subscribe for or purchase such convertible or exchangeable securities at a Price Per Share (as defined and determined according to the formula given below) lower than the current Market Price on the date of such issuance, the Conver-sion Rate shall be adjusted in accordance with the following formula:

                        AC = CC x O + N
                                  ----------
                                  O + (N x R)
                                      -------
                                         M

where:

AC = the adjusted Conversion Rate.

CC = the then current Conversion Rate.

O = the number of shares outstanding immediately prior to such issuance.

N = the "Number of Shares," which (i) in the case of rights, options or warrants to subscribe for or purchase shares of Common Stock or of securities convertible into or exchangeable for shares of Common Stock, is the maximum number of shares of Common Stock initially issuable upon exercise, conversion or exchange thereof; and (ii) in the case of rights, options or warrants to subscribe for or purchase convertible or exchangeable securities, is the maximum number of shares of Common Stock initially issu-able upon the conversion or exchange of the convertible or exchangeable securities issuable upon the exercise of such rights, options or warrants.

R  = the proceeds received or receivable by the Company, which
      (i) in the case of rights, options or warrants to sub-scribe for or purchase shares of Common Stock or of secu-rities convertible into or exchangeable for shares of Com-mon Stock, is the total amount per share received or receivable by the Company in consideration for the sale and issuance of such rights, options, warrants or convert-ible or exchangeable securities, plus the minimum aggre-gate amount of additional consideration, other than the convertible or exchangeable securities, payable to the Company upon exercise, conversion or exchange thereof; and
      (ii) in the case of rights, options or warrants to sub-scribe for or purchase convertible or exchangeable securi-ties, is the total amount per share received or receivable by the Company in consideration for the sale and issuance of such rights, options or warrants, plus the minimum aggregate consideration payable to the Company upon the exercise thereof, plus the minimum aggregate amount of additional consideration, other than the convertible or exchangeable securities, payable upon the conversion or exchange of the convertible or exchangeable securities; provided, that in each case the proceeds received or receivable by the Company shall be deemed to be the amount of gross cash proceeds without deducting therefrom any compensation paid or discount allowed in the sale, under-writing or purchase thereof by underwriters or dealers or others performing similar services or any expenses incurred in connection therewith.

M = the current Market Price per share of Common Stock on the date of issue of the rights, options or warrants to sub-scribe for or purchase shares of Common Stock or the secu-rities convertible into or exchangeable for shares of Com-mon Stock or the rights, options or warrants to subscribe for or purchase convertible or exchangeable securities.

      "Price Per Share" shall be defined and determined accord-ing to the following formula:

            P =  R
                ---
                 N

where:

P  = Price Per Share

and R and N have the meanings assigned above.

            If the Company shall issue rights, options, warrants or convertible or exchangeable securities for a consideration consisting, in whole or in part, of property other than cash the amount of such consideration shall be determined in good faith by the Board of Directors whose determination shall be conclusive and evidenced by a resolution of the Board of Direc-tors filed with the Trustee.

            The adjustment shall be made successively whenever any such additional rights, options, warrants or convertible or exchangeable securities are issued, and shall become effective immediately after the date of issue of such shares, rights, options, warrants or convertible or exchangeable securities.

            To the extent that such rights, options or warrants expire unexercised or to the extent any convertible or exchangeable securities are redeemed by the Company or other-wise cease to be convertible or exchangeable into shares of Common Stock, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjust-ment made upon the date of issuance of such rights, options, warrants or convertible or exchangeable securities been made upon the basis of the issuance of rights, options or warrants to subscribe for or purchase only the number of shares of Com-mon Stock as to which such rights, options or warrants were actually exercised and the number of shares of Common Stock that were actually issued upon the conversion or exchange of the convertible or exchangeable securities.


SECTION 9.10.  Adjustment for Other Distributions.

            If the Company distributes to all holders of its Com-mon Stock any of its assets or debt securities or any rights or warrants to purchase assets or debt securities of the Company, the Conversion Rate shall be adjusted in accordance with the following formula:

                        AC = CC x   (O x M)
                                  -------------
                                    (O x M) - F

where:

AC =  the adjusted Conversion Rate.

CC =  the then current Conversion Rate.

O = the number of shares of Common Stock outstanding on the record date mentioned below.

M = the current Market Price per share of Common Stock on the record date mentioned below.

F = the fair market value on the record date of the assets, securities, rights or warrants distributed. The Board of Directors of the Company shall determine the fair market value.

            The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

            This Section does not apply to cash dividends or dis-tributions or to reclassifications or distributions referred to in Section 9.08. Also, this Section does not apply to shares issued below Market Price referred to in Section 9.09.


SECTION 9.11.  Voluntary Adjustment.

            The Company at any time may increase the Conversion Rate, temporarily or otherwise, by any amount but in no event shall such Conversion Rate result in the issuance of Common Stock at a price less than the par value of the Common Stock at the time such increase is made.


SECTION 9.12.  When Adjustment May Be Deferred.

            No adjustment in the Conversion Rate need be made unless the adjustment would require a change of at least 1% in the Conversion Rate. Any adjustments that are not made due to the immediately preceding sentence shall be carried forward and taken into account in any subsequent adjustment; provided, that any adjustment carried forward shall be deferred not in excess of three years, whereupon any adjustment to the Conversion Rate will be effected.

            All calculations under this Article 9 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.


SECTION 9.13.  When No Adjustment Required.

            Except as set forth in Section 9.09, no adjustment in the Conversion Rate shall be made because the Company issues, in exchange for cash, property or services, shares of Common Stock, or any securities convertible into shares of Common
Stock, or securities carrying the right to purchase shares of Common Stock or such convertible securities.

            No adjustment in the Conversion Rate need be made for rights to purchase or the sale of Common Stock pursuant to a Company plan providing for reinvestment of dividends or interest.

            No adjustment in the Conversion Rate need be made for a change in the par value of the Common Stock.

            No adjustment need be made for a transaction referred to in Section 9.08, 9.09 or 9.10 if Securityholders are to par-ticipate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.


SECTION 9.14.  Notice of Adjustment.

            Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders of Securities affected a notice of the adjustment. The Company shall file with the Trustee an Officers' Certificate or a certificate from the Company's inde-pendent public accountants (which shall include the statements required by Section 11.04) stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct, absent manifest error.


SECTION 9.15.  Notice of Certain Transactions.

            If:

            (1) the Company proposes to take any action that would require an adjustment in the Conversion Rate,

            (2) the Company proposes to take any action that would require a supplemental indenture pursuant to
      Section 9.16, or

            (3) there is a proposed liquidation or dissolution of the Company,

the Company shall mail to Holders of Securities of any affected series a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivi-sion, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the valid-ity of the transaction.


SECTION 9.16.  Reorganization of the Company.

            If the Company is a party to a transaction subject to
Section 5.01 or a merger which reclassifies, exchanges, or changes its outstanding Common Stock, the successor corporation (if other than the Company) shall enter into a supplemental indenture which shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which he would have owned immediately after the consolidation, merger, transfer or lease if he had converted the Security immediately before the effective date of the transaction. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be prac-tical to the adjustments provided for in this Article. The successor company shall mail to Holders of Securities of any affected series a notice briefly describing the supplemental indenture.

            If this Section applies, Sections 9.08, 9.09 and 9.10 do not apply.


                          ARTICLE 10 -- AMENDMENTS


SECTION 10.01.  Without Consent of Holders.

      The Company and the Trustee may amend this Indenture, the Securities or any coupons without the consent of any
Securityholder:

            (1) to cure any ambiguity, omission, defect or inconsistency;

            (2)   to comply with Article 5;

            (3) to provide that specific provisions of this Indenture shall not apply to a series not previ-ously issued;

            (4)   to create a series and establish its terms;

            (5) to provide for a separate Trustee for one or more series; or

            (6) to make any change that does not materially adversely affect the rights of any Securityholder.


SECTION 10.02.  With Consent of Holders.

            Unless the Bond Resolution otherwise provides, the Company and the Trustee may amend this Indenture, the Securi-ties and any coupons with the written consent of the Holders of a majority in principal amount of the Securities of all series affected by the amendment voting as one class. However, with-out the consent of each Securityholder affected, an amendment under this Section may not:

            (1) reduce the amount of Securities whose Holders must consent to an amendment;

            (2) reduce the interest on or change the time for payment of interest on any Security;

            (3)   change the fixed maturity of any Security;

            (4) reduce the principal of any non-Discounted Secu-rity or reduce the amount of principal of any Discounted Security that would be due upon an acceleration thereof;

            (5) change the currency in which principal or inter-est on a Security is payable;

            (6) waive any default in payment of interest on or principal of a security; or

            (7) make any change in Section 6.04 or 10.02, except to increase the amount of Securities whose Hold-ers must consent to an amendment or waiver or to provide that other provisions of this Indenture cannot be amended or waived without the consent of each Securityholder affected thereby.

            An amendment of a provision included solely for the benefit of one or more series does not affect Securityholders of any other series.

            Securityholders need not consent to the exact text of a proposed amendment or waiver; it is sufficient if they con-sent to the substance thereof.

SECTION 10.03.  Compliance with Trust Indenture Act.

            Every amendment pursuant to Section 10.01 or 10.02 shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

            If a provision of the TIA requires or permits a pro-vision of this Indenture and the TIA provision is amended, then the Indenture provision shall be automatically amended to like effect.


SECTION 10.04.  Effect of Consents.

            An amendment or waiver becomes effective in accor-dance with its terms and thereafter binds every Securityholder entitled to consent to it.

            A consent to an amendment or waiver by a Holder of a Security is a continuing consent by the Holder and every subse-quent Holder of a Security that evidences the same debt as the consenting Holder's Security. Any Holder or subsequent Holder may revoke the consent as to his Security if the Trustee receives notice of the revocation before the amendment or waiver becomes effective.

            The Company may fix a record date for the determina-tion of Holders of Registered Securities entitled to give a consent. The record date shall not be less than 10 nor more than 60 days prior to the first written solicitation of Securityholders.


SECTION 10.05.  Notation on or Exchange of Securities.

            The Company or the Trustee may place an appropriate notation about an amendment or waiver on any Security there-after authenticated. The Company may issue in exchange for affected Securities new Securities that reflect the amendment or waiver.


SECTION 10.06.  Trustee Protected.

            The Trustee need not sign any supplemental indenture that adversely affects its rights, duties or immunities under this Indenture or otherwise.

                        ARTICLE 11 -- MISCELLANEOUS


SECTION 11.01.  Trust Indenture Act.

            The provisions of TIA {{ 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Inden-
ture) are a part of and govern this Indenture, whether or not physically contained herein.

            If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.


SECTION 11.02.  Notices

            Any notice by one party to another is duly given if in writing and delivered in person, sent by facsimile transmis-sion confirmed by mail or mailed by first-class mail to the other's address shown below:

           Company:   General Signal Corporation
                      High Ridge Park, Box 10010
                      Stamford, Connecticut 06904

                      Attention:  Vice President and
                                  Treasurer

                      with a copy to the
                            General Counsel


           Trustee:   Chemical Bank
                      450 West 33rd Street
                      New York, New York 10001



                      Attention:  Corporate Trust Department


            A party by notice to the other parties may designate additional or different addresses for subsequent notices.

            Any notice mailed to a Securityholder shall be mailed to his address shown on the register kept by the Transfer Agent or on the list referred to in Section 2.06. Failure to mail a notice to a Securityholder or any defect in a notice mailed to a Securityholder shall not affect the sufficiency of the notice mailed to other Securityholders or the sufficiency of any pub-lished notice.

            If a notice is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

            If the Company mails a notice to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

            If in the Company's opinion it is impractical to mail a notice required to be mailed or to publish a notice required to be published, the Company may give such substitute notice as the Trustee approves. Failure to publish a notice as required or any defect in it shall not affect the sufficiency of any mailed notice.

            All notices shall be in the English language, except that any published notice may be in an official language of the country of publication.

            A "notice" includes any communication required by this Indenture.


SECTION 11.03.  Certificate and Opinion as to Conditions
                   Precedent.

            Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall if so requested furnish to the Trustee:

            (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions prece-dent, if any, provided for in this Indenture relating to the proposed action have been com-plied with; and

            (2) an Opinion of Counsel stating that, in the opin-ion of such counsel, all such conditions prece-dent have been complied with.

SECTION 11.04.  Statements Required in Certificate or Opinion.

            Each certificate or opinion with respect to compli-ance with a condition or covenant provided for in this Inden-ture shall include:

            (1) a statement that the person making such certifi-cate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such cer-tificate or opinion are based;

            (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such cove-nant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.


SECTION 11.05.  Rules by Company and Agents.

            The Company may make reasonable rules for action by or a meeting of Securityholders. An Agent may make reasonable rules and set reasonable requirements for its functions.


SECTION 11.06.  Legal Holidays.

            A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, unless the Bond Resolution otherwise provides, payment may be made at that place on the next succeeding day that is not a Legal Holi-day, and no interest shall accrue for the intervening period.


SECTION 11.07.  No Recourse Against Others.

            All liability described in the Securities of any director, officer, employee or stockholder, as such, of the Company is waived and released.

SECTION 11.08.  Duplicate Originals.

            The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.


SECTION 11.09.  Governing Law.

            The laws of the State of New York shall govern this Indenture, the Securities and any coupons, unless federal law governs.

                                SIGNATURES


Dated:  April 15, 1996               GENERAL SIGNAL CORPORATION



                                    By Julian B. Twombly
                                       Vice President and Treasurer


Attest:


Paul Weinrel
- ----------------------------




Dated:  April 15, 1996               CHEMICAL BANK


                                    By Andrew M. Deck
                                       Vice President

Attest:


Francine Springer
- ----------------------------

                                 EXHIBIT A

                       A Form of Registered Security


No.                                                       $


                      GENERAL SIGNAL CORPORATION
                          [Title of Security]


General Signal Corporation
promises to pay to

or registered assigns
the principal sum of                            Dollars on             ,

Interest Payment Dates:
         Record Dates:


                                                Dated:

[                              ]
                                                GENERAL SIGNAL CORPORATION
Transfer Agent and Paying Agent

                                                by

                              (SEAL)

Authenticated:                                  Vice President and
                                                  Treasurer


Registrar, by

Authorized Officer                              Vice President

            GENERAL SIGNAL CORPORATION
          [Title of Security]


1.  Interest.1

            General Signal Corporation ("Company"), a New York corporation, promises to pay interest on the princi-pal amount of this Security at the rate per annum shown above. The Company will pay interest semiannu-
            ally on                       and               of
            each year commencing           , 19__.  Interest on
            the Securities will accrue from the most recent date to which interest has been paid or, if no interest
            has been paid, from           , 19__.  Interest will
            be computed on the basis of a 360-day year of twelve
            30-day months.

2.  Method of Payment.2

            The Company will pay interest on the Securities to the persons who are registered holders of Securities at the close of business on the record date for the next interest payment date, except as otherwise pro-vided in the Indenture. Holders must surrender Secu-rities to a Paying Agent to collect principal pay-ments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money. It may mail an interest check to a holder's registered address.

3.  Bond Agents.

            Initially,                              , will act as
            Paying Agent, Transfer Agent and Registrar. The Com-pany may change any Paying Agent, Transfer Agent or Registrar without notice. The Company or any Affili-ate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.

4.  Indenture.

            The Company issued the securities of this series ("Securities") under an Indenture dated as of April 15, 1996 ("Indenture") between the Company and Chemical Bank ("Trustee"). The terms of the Securi-ties include those stated in the Indenture and in the Bond Resolution creating the Securities and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code {{ 77aaa-77bbbb).
            Securityholders are referred to the Indenture, the Bond Resolution and the Act for a statement of such terms.

5.  Optional Redemption.3

            On or after               , the Company may redeem
            all the Securities at any time or some of them from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date.

            If redeemed during the 12-month period beginning,

            Year       Percentage        Year       Percentage





            and thereafter at 100%.

6.  Mandatory Redemption.4

            The Company will redeem $         principal amount of
            Securities on                and on each
                           thereafter through
            at a redemption price of 100% of principal amount, plus accrued interest to the redemption date.5 The Company may reduce the principal amount of Securities to be redeemed pursuant to this paragraph by sub-tracting 100% of the principal amount (excluding pre-mium) of any Securities (i) that the Company has acquired or that the Company has redeemed other than pursuant to this paragraph and (ii) that the Company has delivered to the Registrar for cancellation. The Company may subtract the same Security only once.

7.  Additional Optional Redemption.6

            In addition to redemptions pursuant to the above paragraph(s), the Company may redeem not more than
            $            principal amount of Securities on
                         and on each              thereafter
            through              at a redemption price of 100% of
            principal amount, plus accrued interest to the redemption date.

8.  Notice of Redemption.7

            Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed at his registered address.

9.  Conversion.8

            A Holder of a Security may convert it into Common Stock9 of the Company or cash, or a combination thereof, at the Company's option, at any time before the close of business on ___________, or, if the Security is called for redemption, the Holder may convert it at any time before the close of business on the redemption date. The initial Conversion Rate is ____________ (or an equivalent amount in cash) per $1,000 principal amount of the Securities, subject to adjustment as provided in Article 9 of the Indenture.10 The Company will deliver a check in lieu of any fractional share. On conversion no pay-ment or adjustment for interest accrued on the Secu-rities will be made nor for dividends on the Common Stock issued on conversion. If any Security is con-verted between the record date for the payment of interest and the next succeeding interest payment date, such Security must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so con-verted (unless such Security shall have been called for redemption, in which case no such payment shall be required). A Security converted on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the Secu-rity being converted will be paid on such interest payment date to the registered holder of such Secu-rity on the immediately preceding record date.

            To convert a Security a Holder must (1) complete and sign the conversion notice on the back of the Secu-rity, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax if required. A Holder may convert a portion of a Security if the portion is $1,000 or an integral mul-tiple of $1,000.

10.  Denominations, Transfer, Exchange.

            The Securities are in registered form without coupons in denominations of $1,00011 and whole multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Transfer Agent may require a holder, among other things, to furnish appropriate endorse-ments and transfer documents and to pay any taxes and fees required by law or the Indenture. The Transfer Agent need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

11.  Persons Deemed Owners.

            The registered holder of a Security may be treated as its owner for all purposes.

12.  Amendments and Waivers.

            Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of a majority in principal amount of the securities of all series affected by the amendment.12 Subject to certain exceptions, a default on a series may be waived with the consent of the holders of a majority in principal amount of the series.

            Without the consent of any Securityholder, the Indenture or the Securities may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Com-pany obligations to Securityholders; or to make any change that does not materially adversely affect the rights of any Securityholder.

13.  Restrictive Covenants.13

            The Securities are unsecured general obligations of
            the Company limited to $           principal amount.

14.  Successors.

            When a successor assumes all the obligations of the Company under the Securities and the Indenture, the Company will be released from those obligations.

15.  Defeasance Prior to Redemption or Maturity.14

            Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity. U.S. Government Obligations are securities backed by the full faith and credit of the United States of America or certificates representing an ownership interest in such Obligations.

16.  Defaults and Remedies.

            An Event of Default15 includes: default for 30 days in payment of interest on the Securities; default in payment of principal on the Securities; default by the Company for a specified period after notice to it in the performance of any of its other agreements applicable to the Securities; certain events of bank-ruptcy or insolvency; and any other Event of Default provided for in the series. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Securities may declare the principal16 of all the Securities to be due and payable immediately.

            Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that with-holding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

17.  Trustee Dealings with Company.

            The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with those persons, as if it were not Trustee.

18.  No Recourse Against Others.

            A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Secu-rity waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

19.  Authentication.

            This Security shall not be valid until authenticated by a manual signature of the Registrar.

20.  Abbreviations.

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors
            Act).

      The Company will furnish to any Securityholder upon writ-ten request and without charge a copy of the Indenture and the Bond Resolution, which contains the text of this Security in larger type. Requests may be made to: Secretary, General Sig-nal Corporation, High Ridge Park, Box 10010, Stamford, CT 06904.

                                EXHIBIT B

                      A Form of Bearer Security


No.                                                                  $

                      GENERAL SIGNAL CORPORATION
                          [Title of Security]


General Signal Corporation
promises to pay to bearer


the principal sum of                            Dollars on       ,

Interest Payment Dates:

                                                Dated:

[                              ]
                                                GENERAL SIGNAL CORPORATION
Transfer Agent

                                    (SEAL)      by

Authenticated:                                  Vice President and
                                                    Treasurer

[                              ]

Registrar, by

Authorized Officer                              Vice President

            GENERAL SIGNAL CORPORATION
            [Title of Security]


1.    Interest.1

            General Signal Corporation ("Company"), a New York corporation, promises to pay to bearer interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest
            semiannually on             and             of each
            year commencing            , 19  .  Interest on the
            Securities will accrue from the most recent date to which interest has been paid or, if no interest has
            been paid, from           , 19  .  Interest will be
            computed on the basis of a 360-day year of twelve 30-day months.

2.    Method of Payment.2

            Holders must surrender Securities and any coupons to a Paying Agent to collect principal and interest pay-ments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money.

3.    Bond Agents.

            Initially,              , will act as Transfer Agent,
            Paying Agent and Registrar. The Company may change any Paying Agent, Transfer Agent or Registrar without notice. The Company or any Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.

4.    Indenture.

            The Company issued the securities of this series ("Securities") under an Indenture dated as of April 15, 1996 ("Indenture") between the Company and Chemical Bank ("Trustee"). The terms of the Securi-ties include those stated in the Indenture and the Bond Resolution and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code
            {{ 77aaa-77bbbb). Securityholders are referred to the Indenture, the Bond Resolution and the Act for a statement of such terms.

5.    Optional Redemption.3

            On or after              , the Company may redeem all
            the Securities at any time or some of them from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date.

            If redeemed during the 12-month period beginning,

            Year        Percentage        Year        Percentage


            and thereafter at 100%.

6.    Mandatory Redemption.4

            The Company will redeem $         principal amount of
            Securities on         and on each
            thereafter through            at a redemption price
            of 100% of principal amount, plus accrued interest to the redemption date.5 The Company may reduce the principal amount of Securities to be redeemed pursu-ant to this paragraph by subtracting 100% of the principal amount (excluding premium) of any Securi-ties (i) that the Company has acquired or that the Company has redeemed other than pursuant to this paragraph and (ii) that the Company has delivered to the Registrar for cancellation. The Company may subtract the same Security only once.

7.    Additional Optional Redemption.6

            In addition to redemptions pursuant to the above paragraph(s), the Company may redeem not more than
            $       principal amount of Securities on
            and on each            thereafter through
            at a redemption price of 100% of principal amount, plus accrued interest to the redemption date.

8.    Notice of Redemption.7

            Notice of redemption will be published once in an Authorized Newspaper in the City of New York and if the Securities are listed on any stock exchange located outside the United States and such stock exchange so requires, in any other required city out-side the United States at least 30 days but not more than 60 days before the redemption date. Notice of redemption also will be mailed to holders who have filed their names and addresses with the Transfer Agent within the two preceding years. A holder of Securities may miss important notices if he fails to maintain his name and address with the Transfer Agent.

9.    Conversion.8

            A Holder of a Security may convert it into Common Stock9 of the Company or cash, or a combination thereof, at the Company's option, at any time before the close of business on ___________, or, if the Security is called for redemption, the Holder may convert it at any time before the close of business on the redemption date. The initial Conversion Rate is ____________ (or an equivalent amount in cash) per $1,000 principal amount of the Securities, subject to adjustment as provided in Article 9 of the Indenture.10 The Company will deliver a check in lieu of any fractional share. On conversion no pay-ment or adjustment for interest accrued on the Secu-rities will be made nor for dividends on the Common Stock issued on conversion. If any Security is con-verted between the record date for the payment of interest and the next succeeding interest payment date, such Security must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so con-verted (unless such Security shall have been called for redemption, in which case no such payment shall be required). A Security converted on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the Secu-rity being converted will be paid on such interest payment date to the registered holder of such Secu-rity on the immediately preceding record date.

            To convert a Security a Holder must (1) complete and sign the conversion notice on the back of the Secu-rity, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax if required. A Holder may convert a portion of a Security if the portion is $1,000 or an integral mul-tiple of $1,000.

10.   Denominations, Transfer, Exchange.

            The Securities are in bearer form with coupons in denominations of $5,00011 and whole multiples of $5,000. The Securities may be transferred by deliv-ery and exchanged as provided in the Indenture. Upon an exhange, the Transfer Agent may require a holder, among other things, to furnish appropriate documents and to pay any taxes and fees required by law or the Indenture. The Transfer Agent need not exchange any Security or portion of a Security selected for redemption. Also, it need not exchange any Securi-ties for a period of 15 days before a selection of Securities to be redeemed.

11.   Persons Deemed Owners.

            The holder of a Security or coupon may be treated as its owner for all purposes.

12.   Amendments and Waivers.

            Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of a majority in principal amount of the securities of all series affected by the amendment.12 Subject to certain exceptions, a default on a series may be waived with the consent of the holders of a majority in principal amount of the series.

            Without the consent of any Securityholder, the Inden-ture or the Securities may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; or to make any change that does not materially adversely affect the rights of any Securityholder.

13.   Restrictive Covenants.13

            The Securities are unsecured general obligations of
            the Company limited to $          principal amount.

14.   Successors.

            When a successor assumes all the obligations of the Company under the Securities, any coupons and the Indenture, the Company will be released from those obligations.

15.   Defeasance Prior to Redemption or Maturity.14

            Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities, any coupons and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of prin-cipal and interest on the Securities to redemption or maturity. U.S. Government Obligations are securities backed by the full faith and credit of the United States of America or certificates representing an ownership interest in such Obligations.

16.   Defaults and Remedies.

            An Event of Default15 includes: default for 30 days in payment of interest on the Securities; default in payment of principal on the Securities; default by the Company for a specified period after notice to it in the performance of any of its other agreements applicable to the Securities; certain events of bank-ruptcy or insolvency; and any other Event of Default provided for in the series. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Securities may declare the principal16 of all the Securities to be due and payable immediately.

            Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that with-holding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

17.   Trustee Dealings with Company.

            The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with those persons, as if it were not Trustee.

18.   No Recourse Against Others.

            A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Secu-rity waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

19.   Authentication.

            This Security shall not be valid until authenticated by a manual signature of the Registrar.

20.   Abbreviations.

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors
            Act).

            The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the Bond Resolution, which contains the text of this Security in larger type. Requests may be made to: Secretary, General Signal Corporation, High Ridge Park, Box 10010, Stamford, CT 06904.

                             [FACE OF COUPON]

                                                            ...............
                                                            [$]............
                                                            Due............


                      GENERAL SIGNAL CORPORATION
                          [Title of Security]

            Unless the Security attached to this coupon has been called for redemption, General Signal Corporation ("Company") will pay to bearer, upon surrender, the amount shown hereon when due. This coupon may be surrendered for payment to any Paying Agent listed on the back of this coupon unless the Com-pany has replaced such Agent. Payment may be made by check. This coupon represents six months' interest.

                              GENERAL SIGNAL CORPORATION



                              By


                            [REVERSE OF COUPON]

                               PAYING AGENTS

                           NOTES TO EXHIBITS A AND B


1 If the Security is not to bear interest at a fixed rate per annum, insert a description of the manner in which the rate of interest is to be determined. If the Security is not to bear interest prior to maturity, so state.

2 If the method or currency of payment is different, insert a statement thereof.

3     If applicable.

4     If applicable.

5 If the Security is a Discounted Security, insert amount to be redeemed or method of calculating such amount.

6 If applicable. Also insert, if applicable, provisions for repayment of Securities at the option of the Securityholder.

7     If applicable.

8     If applicable.

9 If applicable. If the Securities are convertible into securities or property other than Common Stock so specify and insert a brief summary of the terms of conversion.

10 If additional or different adjustment provisions apply so specify.

11 If applicable. Insert additional or different denominations.

12    If different terms apply, insert a brief summary thereof.

13 If applicable. If additional or different covenants apply, insert a brief summary thereof.

14 If applicable. If different defeasance terms apply, insert a brief summary thereof.

15 If additional or different Events of Default apply, insert a brief summary thereof.

16 If the Security is a Discounted Security, set forth the amount due and payable upon an Event of Default.

Note: U.S. tax law may require certain legends on Discounted and Bearer Securities.

                                EXHIBIT C

                            ASSIGNMENT FORM


         To assign this Security, fill in the form below:

           I or we assign and transfer this Security to

             _________________________________________
        :                                               :
             :_______________________________________:
          (Insert assignee's soc. sec. or tax I.D. no.)







           (Print or type assignee's name, address and zip code)

and irrevocably appoint
agent to transfer this Security on the books of the Company.
The agent may substitute another to act for him.


Date: _______________  Your Signature:




      (Sign exactly as your name appears on the other side of this Security)


















                                    C-1